Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

January 27, 2017

Peabody Energy Corporation

701 Market St.

St. Louis, MO 63101-1826

Attention: James A. Tichenor, Treasurer

P&L Receivables Company, LLC

c/o Peabody Energy Corporation

701 Market St.

St. Louis, MO 63101-1826

Attention: James A. Tichenor, Treasurer

Re:	Receivables Purchase Facility Commitment Letter

Ladies and Gentlemen:

Peabody Energy Corporation (“Peabody”) and P&L Receivables Company, LLC (the “SPV” and, together with Peabody, collectively, “you”) have advised PNC Bank, National Association, as administrator (the “Administrator”), as a committed purchaser (the “Committed Purchaser”), as a purchaser agent (the “Purchaser Agent”), as an LC participant (the “LC Participant”) and as LC bank (the “LC Bank” and, together with the Administrator, the Committed Purchaser, the Purchaser Agent, the LC Participant and PNC Capital Markets LLC (“PNCCM”), the “Financial Institutions,” “we” or “us”) that, subject to the conditions set forth herein, in connection with the effectiveness of that certain Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Peabody and its debtor subsidiaries, you intend to amend the existing securitization facility evidenced by the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, among the SPV, as the seller, Peabody, as the servicer, the sub-servicers party thereto, the various purchasers and purchaser agents party thereto and the Administrator (as amended prior to the date hereof, the “Existing Securitization Facility”) as described in the Summary of Terms attached as Exhibit A (the “Term Sheet,” together with this letter, collectively, as amended, modified or supplemented from time to time, this “Commitment Letter”), in order to, among other things, (i) increase the Purchase Limit to an amount not to exceed $250,000,000 and (ii) extend the Facility Termination Date (as so amended, the “Amended Securitization Facility” and, together with the other transactions contemplated hereby, the “Transactions”). Each capitalized term used but not defined herein shall have the meaning assigned to such term in, or by reference in, the Term Sheet, and terms used herein but not so defined shall have the meanings assigned thereto in the Existing Securitization Facility.

CONFIDENTIAL

January 27, 2017

1.	Commitments.

In connection with the foregoing, PNC hereby commits to provide 100% of Purchase Limit under the Amended Securitization Facility, on the terms and subject to the conditions set forth in this Commitment Letter and in reliance on the representations made by you herein; provided, however, until such time as PNC has notified you in writing that it has completed satisfactory due diligence, legal structuring and credit approval and the other terms and conditions set forth herein have been satisfied, PNC shall have no commitment or other obligation to join the Australian Originators to the Amended Securitization Facility or to otherwise provide funding or financing for any Australian Receivables or to issue any Letters of Credit denominated in Australian dollars. PNC hereby agrees to use commercially reasonable efforts to complete its due diligence, legal structuring and credit approval of the Australian Originators and the Australian Receivables by February 15, 2017 and to notify you upon completion. The closing of the Amended Securitization Facility shall occur on or about the date on which the conditions precedent set forth in this Commitment Letter are satisfied (the “Closing Date”).

2.	Compensation.

In consideration for the commitment and other obligations of PNC and PNCCM hereunder with respect to the Amended Securitization Facility, the SPV agrees to pay the “Initial Structuring Fee” specified in the Term Sheet in immediately available funds to the account designated by PNC and PNCCM on the date that the Bankruptcy Court’s order approving this Commitment Letter becomes final. The Initial Structuring Fee is fully earned on the date hereof and, once paid, the Initial Structuring Fee shall not be refundable under any circumstance.

3.	Information.

You agree promptly to prepare and provide to us all information with respect to Peabody and its affiliates and the Transactions, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the Amended Securitization Facility, the Transactions and the Receivables. You hereby represent that (a) all information (the “Information”) that has been or will be made available to us by you or any of your representatives, when taken as a whole, is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Financial Institutions, as applicable, at such time) as of the date so furnished and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree that if, at any time prior to the Closing Date, any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and entering into the Amended Securitization Facility, we will be entitled to use and rely on the Information and the Projections without any responsibility for independent verification thereof.

CONFIDENTIAL

January 27, 2017

Notwithstanding anything contained herein to the contrary, it is hereby acknowledged and agreed by us that (i) any financial or business projections and forward looking statements furnished to us by you or your affiliates, subsidiaries or representatives (or any of them) are subject to significant uncertainties and contingencies, which may be beyond the control of any of them, (ii) no assurance is given by any of you, your affiliates or your subsidiaries that the results forecast or suggested in any such models or projections will be realized and (iii) the actual results may differ from the forecast or suggested results set forth in such models and projections and such differences may be material.

4.	Conditions Precedent.

Our commitment hereunder is subject to the following conditions: (a) the Confirmation Order specified in the Term Sheet shall have become effective and shall be in full force and effect, unstayed, final and non-appealable and shall be in form and substance satisfactory to us and not subsequently modified or amended in a manner that is adverse in any material respect to our and/or our affiliates’ interests without our prior written consent; (b) the Joint Plan of Reorganization of Debtors and Debtors in Possession filed with the Bankruptcy Court on December 22, 2016 (the “Plan of Reorganization”) shall have become effective and there shall not be any supplement, modification, waiver or amendment to the Plan of Reorganization that is adverse in any material respect to the rights or interests of us or our affiliates, unless we have consented thereto in writing; (c) the Peabody Group’s (as defined in the Term Sheet) debt and capital structure as contemplated by that certain Plan Support Agreement, dated as of December 22, 2016 (together with all exhibits, schedules, annexes, supplements and other attachments thereto, in each case, as amended, supplemented or otherwise modified on or prior to the date hereof) as in effect on the date hereof shall not be subsequently modified or amended in a manner that is adverse in any material respect to the rights or interests of us or our affiliates or the creditworthiness of the Peabody Group, unless we have consented thereto in writing; (d) definitive documentation for the Amended Securitization Facility, which shall be consistent, in each case, with the Existing Securitization Facility as modified by the Term Sheet and shall be otherwise reasonably satisfactory to us, shall have been executed and delivered by Peabody and its applicable subsidiaries to us and all necessary approvals of the Bankruptcy Court therefor shall have been obtained; (e) the satisfaction of the conditions precedent contained in the definitive documentation for the Amended Securitization Facility consistent with this Commitment Letter and with the Existing Securitization Facility and otherwise in form and substance reasonably satisfactory to us; (f) payment in full of the “Structuring Fees” specified in the Term Sheet; (g) the Closing Date shall occur on or prior to May 1, 2017; (h) if applicable, an intercreditor agreement or similar arrangement shall have been entered into among the various relevant parties to the Amended Securitization Facility and certain other debtors of Peabody and its subsidiaries, in form and substance reasonably satisfactory to us; (i) there not occurring or becoming known to us or to you any event, development or circumstance that has or could reasonably be expected to have a material adverse effect on (i) the business, operations, property or condition (financial or otherwise) of Peabody and its subsidiaries, taken as a whole, other than the Bankruptcy Case, or (ii) the collectability or the value of the Receivables, taken as a whole, or on the ownership of the Receivables by the Seller free and clear of any Adverse Claims; (j) no Termination Event or Unmatured Termination

CONFIDENTIAL

January 27, 2017

Event shall exist and be continuing under the Existing Securitization Facility; (k) there not becoming known to us or to you after the date hereof any information or other matter affecting Peabody or its subsidiaries, the Receivables or the Transactions which in our judgment is inconsistent in a material and adverse manner with any Information or other matters disclosed to us prior to the date hereof; (l) your providing or causing to be provided customary projections of the performance of the Receivables, you and your subsidiaries; (m) your providing and causing your advisors to provide us upon request with all information with respect to the Transaction, the Receivables and your affiliates deemed reasonably necessary by us, including, without limitation, information and evaluations prepared by you and your advisors, or on your or their behalf, relating to the Transaction and Receivables and (n) you have not breached the terms of this Commitment Letter in any material respect. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of you, the Sellers and each of the Financial Institutions.

5.	Indemnification; Expenses.

You, jointly and severally, agree (a) to indemnify and hold harmless the Financial Institutions and their affiliates and their respective officers, directors, employees, agents, controlling persons, members, advisors, agents and representatives and their successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Transactions, the Amended Securitization Facility or any related transaction or any claim, actions, suits, inquiries, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by you, your equity holders, creditors or any other third party or by you or any of your or such third party’s respective subsidiaries or affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing or in connection with the enforcement of any provision of the Commitment Letter; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Person or its officers, directors, employees, agents, advisors, successors or assigns and (b) to reimburse the Financial Institutions from time to time on demand for all reasonable and documented out-of-pocket costs and expenses in connection with the planning of the Amended Securitization Facility and the preparation, negotiation and enforcement of this Commitment Letter, the definitive documentation for the Amended Securitization Facility and any ancillary documents or security arrangements in connection herewith or therewith. You agree that no Indemnified Person will have any liability (whether direct or indirect, in contract, tort or otherwise) to you or any of your subsidiaries or to any of your or their respective equityholders or creditors arising out of, related to or in connection with any aspect of this Commitment Letter, the Amended Securitization Facility or the transactions contemplated hereby, except to the extent such liability is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. No Indemnified Person shall be liable for any

CONFIDENTIAL

January 27, 2017

damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems. None of the Indemnified Persons or you shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Amended Securitization Facility or the transactions contemplated hereby; provided that nothing contained in this sentence shall limit your indemnification obligations set forth herein to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder. The foregoing provisions shall be superseded in each case by the applicable provisions contained in the definitive documentation upon execution thereof and thereafter shall have no further force and effect. You shall not, without the prior written consent of each applicable Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person or any other injunctive relief or other non-monetary remedy.

6.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that each Financial Institution and each of their affiliates (the term “Financial Institutions” as used below in this Section 6 being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We acknowledge that the provisions of this Section 6 are subject to the confidentiality provisions set forth in Section 10. You acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies. You further acknowledge that each Financial Institution is a full service securities firm and it may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options and loans or securities of you and your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.

Each Financial Institution may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and to the extent so employed, such affiliates shall be entitled to the benefits afforded to such Financial Institution hereunder.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Financial Institution is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any Financial Institution has advised or is advising you on other matters, (b) each

CONFIDENTIAL

January 27, 2017

Financial Institution, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Financial Institution, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each Financial Institution is engaged in a broad range of transactions that may involve interests that differ from your interests and that such Financial Institution does not have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against any Financial Institution for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Financial Institution shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

Additionally, you acknowledge and agree that no Financial Institution is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby). You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and no Financial Institution shall have any responsibility or liability to you with respect thereto. Any review by any Financial Institution of you, your subsidiaries and affiliates, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Financial Institution and shall not be on behalf of you or any of your subsidiaries or affiliates.

7.	Assignments; Amendments; Etc.

This Commitment Letter shall not be assignable by you or us without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void). This Commitment Letter is intended to be solely for the benefit of the parties hereto and the other Indemnified Persons, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the other Indemnified Persons. Unless you otherwise agree in writing, PNC shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Amended Securitization Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that

CONFIDENTIAL

January 27, 2017

information and documents relating to the Transactions may be transmitted through the internet, e-mail or similar electronic transmission systems, and that none of us shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. Each Financial Institution may place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as they may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you and your affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of such Financial Institution and all in customary form. This Commitment Letter supersedes all prior understandings, whether written or oral, between us with respect to the matters set forth herein. Your obligations under this Commitment Letter shall be joint and several.

8.	GOVERNING LAW AND JURISDICTION.

THIS COMMITMENT LETTER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS COMMITMENT LETTER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS COMMITMENT LETTER, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS COMMITMENT LETTER OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9.	WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT

CONFIDENTIAL

January 27, 2017

TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS COMMITMENT LETTER OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS COMMITMENT LETTER.

10.	Confidentiality.

You agree to maintain the confidentiality of this Commitment Letter (and all drafts thereof) in communications with third parties and otherwise; provided, that this Commitment Letter may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance satisfactory to the Administrator, (b) to your officers, directors, employees, attorneys, accountants and advisors if they agree to hold it confidential, (c) in any legal, judicial or administrative proceeding or otherwise as required by applicable law or compulsory legal process (including applicable SEC requirements), (d) to the extent required in motions (provided that any documentation setting forth fees payable in connection with this Commitment Letter or the Amended Securitization Facility are filed with the Bankruptcy Court with a request that they be filed under seal), in form and substance reasonably satisfactory to PNC, to be filed with the Bankruptcy Court in connection with obtaining the Authorization Order, and (e) in any prospectus, other offering document, syndication, marketing material or any public filing (including the existence and the contents of this Commitment Letter and the Term Sheet in a Form 8-K or other filing with the Securities and Exchange Commission), in each case solely to the extent required by any applicable law, rule or regulation on the advice of your counsel (but, in each case, not the fees payable in connection with this Commitment Letter or the Amended Securitization Facility).

We will treat as confidential all confidential information provided to us by or on behalf of you hereunder; provided that nothing herein shall prevent us from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (b) to any regulatory authority having jurisdiction over us, (c) to the extent that such information becomes publicly available other than by reason of disclosure by us in violation of this paragraph, (d) to our affiliates and to our and their respective employees, legal counsel, independent auditors and other experts or agents who are informed of the confidential nature of such information, (e) to actual or potential assignees in the Amended Securitization Facility who agree to be bound by the terms of this paragraph or substantially similar confidentiality provisions or (f) for purposes of establishing a “due diligence” defense. Our obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Amended Securitization Facility upon the execution and delivery of the Amended Securitization Facility and in any event shall terminate on the first anniversary of the date hereof.

CONFIDENTIAL

January 27, 2017

11.	Surviving Provisions.

The compensation, reimbursement, indemnification, confidentiality, jurisdiction, governing law and waiver of jury trial provisions contained herein and the provisions in Section 6 of this Commitment Letter shall remain in full force and effect regardless of whether definitive documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or PNC’s commitment hereunder and our agreements to perform the services described herein; provided that your obligations under this Commitment Letter, other than those provisions relating to confidentiality and compensation shall automatically terminate and be superseded by the definitive documentation relating to the Amended Securitization Facility, and you shall automatically be released at such time from all liability in connection with such obligations as are superseded by the Amended Securitization Facility.

12.	USA Patriot Act.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, we may be required to obtain, verify and record information that identifies you, which information includes the name, address, tax identification number and other information regarding you that will allow us to identify you in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act. You agree to provide us, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

13.	Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on January 27, 2017. PNC’s commitments hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the Closing Date does not occur on or before 5:00 p.m., New York City time, on May 1, 2017, then this Commitment Letter and PNC’s commitments hereunder, and our agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless each of us shall, in our discretion, agree to an extension. For the avoidance of doubt, each of the parties hereto acknowledges and agrees that obligations of Peabody hereunder is subject to the approval of the Bankruptcy Court.

[Signature pages follow]

Sincerely,

PNC BANK, NATIONAL ASSOCIATION, as an Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

[Signature Page to Commitment Letter]

Accepted and agreed to as of the date first above written:

P&L RECEIVABLES COMPANY, LLC

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	VP & Treasurer

PEABODY ENERGY CORPORATION

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	VP & Treasurer

[Signature Page to Commitment Letter]

EXHIBIT A

Term Sheet

(attached)

Exh. A-1

EXECUTION VERSION

SUMMARY OF TERMS

FOR THE

PROPOSED EXTENSION AND AMENDMENT

OF THE

PEABODY ENERGY CORPORATION / P&L RECEIVABLES COMPANY, LLC

TRADE RECEIVABLES SECURITIZATION

Disclaimer: This preliminary summary of terms (“Term Sheet”) is not intended to define all of the terms and conditions of the amendments and other transactions described herein. Such terms and conditions will be contained in the final documentation executed by the parties to any such amendments or other transactions, and such documentation will supersede this Term Sheet. Closing of the amendments and other transactions described herein is subject to bankruptcy court approval and the execution and delivery of definitive documentation in form and substance satisfactory to PNC Bank, N.A. (“PNC”) and PNC Capital Markets LLC (“PNCCM”) as well as satisfaction of each of the other conditions precedent set forth in this Term Sheet.

Introduction:

This Term Sheet refers to, and describes proposed amendments (the “Amendments”) to the existing trade receivables securitization program (the “Existing Securitization Program”, and as amended by the Amendments, the “Securitization Program”) documented under the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, as amended on April 12, 2016 and on April 18, 2016 (collectively, the “5th A&R RPA”), among P&L Receivables Company, LLC (the “SPV”), as seller, Peabody Energy Corporation (“Peabody”), the various subsidiaries of Peabody party thereto as sub-servicers, and PNC, as the administrator and as the sole purchaser agent, committed purchaser, LC bank and LC participant. In connection with the Amendments, PNC, PNCCM, the SPV and Peabody are entering into that certain commitment letter agreement (as amended, the “Commitment Letter”), dated as of January 27, 2017 (the “Commitment Letter Closing Date”). Terms used herein but not defined herein shall have the meanings set forth in the 5th A&R RPA.

Facility Terms:

•	Limit/Commitments/Term:

• Purchase Limit	Purchase Limit: $250,000,000 (the “Initial Purchase Limit”), subject to reductions prior to the Closing Date (as defined below) to an amount no less than $200,000,000; provided, that, any such reduction shall only be made at the request of Peabody in the event that U.S. and/or Australian dollar denominated trade receivables originated in Australia by certain Australian subsidiaries of Peabody (the “Australian Originators”) to U.S. residents or Eligible Foreign Obligors (“Australian Receivables”) are not included under the Securitization Program.

• Commitments:	PNC: 100% of the Purchase Limit.

• Facility Termination Date:	The earliest to occur of (i) the date that is 3-years from the effective date of a confirmed Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Peabody and its debtor subsidiaries (collectively and together with the rest of the consolidated subsidiaries of Peabody, the “Peabody Group”), which plan approves the Securitization Program, (ii) if Cash Liquidity is less than $450 million as of each Reporting Date occurring during any period of 30 consecutive days, if elected by PNC in its sole discretion within 30 days of such event, the date that is the 364th day following the date of PNC’s election to terminate, and (iii) the date the Facility Termination Date is deemed to have been accelerated due to the occurrence of a Termination Event or other predefined events to be mutually agreed upon prior to the Closing Date. “Reporting Date” means each of the dates that Cash Liquidity is required to be reported under daily portfolio reports, weekly portfolio reports and monthly reports. “Closing Date” means the date when the transactions contemplated in this Term Sheet are consummated. The Closing Date is currently scheduled to occur on or about April 3, 2017.

• Pricing/Fees:

• Program Fee and LC Participation Fee:

1

• LC Fee:

• Unused Fee:

• Structuring Fee:[1]

• Legal Fees:	Peabody shall pay or cause to be paid to Mayer Brown LLP, local Missouri counsel and local Australian counsel, respectively and in each case as special counsel for PNC, for such counsel’s own account, all reasonable and documented fees, costs, expenses and disbursements of such counsel incurred in connection with the preparation, negotiation, execution and delivery of the amendment documents, the Chapter 11 case and related court documents.

• Other Fees & Expenses:	Reimbursement of reasonable out-of-pocket fees and expenses in connection with the execution of the Securitization Program, including but not limited to field exam and diligence expenses.

•	Amendments: The 5th A&R RPA will be amended and restated to include the amendments set forth below. The other Transaction Documents will, to the extent reasonably determined by PNC, be either amended or amended and restated in connection with the transactions contemplated by this Term Sheet.

•	Increase the Purchase Limit and Commitments, and extend the scheduled Facility Termination Date per above.

•	Pricing/Fees to be adjusted per above, and fees will move from the 5th A&R RPA to a separate fee letter.

•	Amendments to bring the SPV’s receivables back onto the Peabody Group’s consolidated balance sheet under GAAP (e.g., replacing the DPP mechanics with an undivided interest concept and/or adding a call/repurchase right in favor of the SPV on such terms that are satisfactory to PNC).

•	The Lock-Box Agreement with PNC will be amended from “full cash dominion” to a “springing control” arrangement, under which the SPV will have the right to manage the collection account until such time as PNC exercises its right to assume exclusive dominion and control of the collection account following the occurrence of a Termination Event, an Unmatured Termination Event or Cash Liquidity is less than the sum of (i) Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting Date occurring during any period of 30 consecutive days.

•	A measurement of the Peabody Group’s Cash Liquidity will be added. “Cash Liquidity” will mean the U.S. dollar equivalent of Peabody Group’s unrestricted cash and permitted investments. “Qualifying One-Time Sale Proceeds” will mean the U.S. dollar equivalent of the sum of the net cash proceeds received by the Peabody Group from the sale of Peabody’s Australian subsidiary, Metropolitan Mine net of transaction costs, any related repayment of debt in connection with such disposition and net of taxes paid or reasonably estimated to be payable as a result thereof.

•	Peabody will be required to deliver weekly portfolio reports and, if Cash Liquidity is less than the sum of (i) Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting Date occurring during any period of 30 consecutive days, PNC may require Peabody to deliver daily portfolio reports.

•	Reinstate daily reinvestments of cash collections without requiring “Qualifying Interim Reports” and, if Cash Liquidity is less than the sum of (i) Qualifying One-Time Sale Proceeds and (ii) $500 million as of each Reporting Date occurring during any period of 30 consecutive days, PNC may require Peabody to deliver “Qualifying Interim Reports” as a condition for daily reinvestments of cash collections.

•	Update “Change in Control” and related provisions in order to permit the pledge of the equity in the SPV as collateral for the Peabody Group’s credit facilities, subject to execution of appropriate intercreditor agreements in form and substance reasonably satisfactory to PNC.

•	Reinstate cross-default/BK filing as Termination Events (cross-default thresholds to be mutually agreed upon).

•	Amendments and intercreditor arrangements in form and substance reasonably satisfactory to PNC that are necessary to accommodate the Peabody Group’s other financings.

[1]	The Anniversary Fee under the existing Securitization Program shall remain payable in accordance with the terms thereof.

2

•	Removal of provisions related to the Peabody Group’s Chapter 11 case to the extent no longer relevant after confirmation of the Chapter 11 plan.

•	Amendments to acknowledge that, for purposes of calculating Excess Concentrations and the Concentration Reserve, if any Receivable is guaranteed by a letter of credit in form and substance reasonably satisfactory to the Administrator, the Obligor thereof for purposes of such calculations will be viewed as the related letter of credit provider.

•	Amendments to certain definitions as set forth below:

•	Amend clause (i) of the definition of Loss Reserve Percentage by replacing 2.50 with 2.25

•	Amend clause (iii) of the definition of Loss Reserve Percentage by replacing clause (A) thereof with the following: “the sum of (x) aggregate credit sales made by the Originators during the four most recent calendar months plus (y) the product of 0.25 and the aggregate credit sales made by the Originators during the fifth most recent calendar months divided by”

•	Amend clause (ii) (x) of the definition of Dilution Reserve Percentage by replacing 2.50 with 2.25

•	Replace clause (a) of the definition of Dilution Horizon with the following “(a) the sum of (x) the aggregate credit sales made by the Originators during the most recent calendar month plus (y) the product of 0.25 and the aggregate credit sales made by the Originators during the second most recent calendar month”

•	Amend clauses (b) and (d) of the definition of Concentration Percentage by replacing 12% and 3% respectively with 15% and 5%

•	Such other changes as PNC and Peabody may mutually agree, including, without limitation, in the event that Peabody would like to include the Australian Receivables in the Securitization Facility on the Closing Date: (i) join the Australian Originators to the Securitization Facility pursuant to definitive documentation in form and substance reasonably satisfactory to PNC (including, without limitation, documentation relating to the transfer of Australian Receivables to a trust); provided, however, no Australian Originator shall be required to guaranty the obligations of any entity that is not an Australian Originator, (ii) provide eligibility for the Australian Receivables (subject to such receivables satisfying eligibility criteria reasonably satisfactory to PNC) with appropriate adjustments to reserve any structural mechanics (legal and tax structure to be mutually agreed upon per ongoing discussions), and (iii) provide for the issuance of LCs denominated in Australian dollars with appropriate currency reserves. Any of the amendments in the foregoing paragraph may be approved or rejected by PNC in its sole discretion and shall be subject to satisfactory due diligence, legal structuring and documentation as well as credit approval by PNC. PNC shall use commercially reasonable efforts to complete its due diligence, legal structuring and credit approval for the amendments in the foregoing paragraph by February 15, 2017.

•	Confirmation Order Requirements “Confirmation Order” means that certain order of the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) authorizing, among other things, the Peabody Group to enter into the Securitization Program.

•	The Confirmation Order shall approve the Amendments and any provisions relevant to the Securitization Program to be in form and substance reasonably satisfactory to PNC

•	The Confirmation Order shall include, to the extent reasonably required by PNC, the following findings of fact and conclusions of law pertaining to the Securitization Program:

•	True sales and contributions of receivables into the Securitization Program, free and clear of liens, claims and encumbrances;

•	The SPV is a good faith purchaser of receivables;

•	The SPV is an entity independent from reorganized debtor(s), not subject to substantive consolidation; performance of the transactions contemplated by the Securitization Program does not give rise to a basis for substantive consolidation;

•	Authorization of Peabody and the subservicers to continue servicing receivables and reaffirmation and approval of continuation of Peabody’s obligations under the Performance Guaranty; and

•	Validity of PNC’s liens on the SPV’s assets and validity of the SPV’s liens on Receivables and ancillary assets of originating Peabody Group entities, and approval of assignment of these liens to PNC.

•	Additional Conditions Precedent

•	Executed definitive documentation;

3

•	Delivery of customary closing certifications and legal opinions of counsel to the Peabody Group covering all customary matters for securitizations of this type (including general corporate matters, no conflicts with laws and material agreements, enforceability, the Volcker Rule, ‘40 Act matters, security interest matters, substantive consolidation and true sale), plus any relevant matters arising under Australian law, to the extent applicable, and any tax matters arising from the inclusion of the Australian Originators and Australian Receivables, in each case as applicable, and in each case, reasonably acceptable to PNC;

•	Lien searches and confirmation of the lenders/purchasers’ first-priority perfected security interests (it being understood that the Confirmation Order described above will confirm the continuation and effectiveness of the existing UCC-1 financing statements and real property filings currently on file with respect to the securitization contemplated hereby);

•	Payment of reasonable fees and expenses specified herein; and

•	There shall have been no supplement, modification, waiver or amendment to the Peabody Group’s debt and capital structure as contemplated by that certain Plan Support Agreement, dated as of December 22, 2016 (together with all exhibits, schedules, annexes, supplements and other attachments thereto, in each case, as amended, supplemented or otherwise modified on or prior to the date hereof), as in effect on the date of the Commitment Letter, in the good faith judgment of PNC, that is adverse in any material respects to PNC and/or its affiliates, unless PNC shall have consented thereto in writing.

4